EXHIBIT 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Papa John’s International, Inc. (the “Company”), on Form 10-Q for the period ended September 29, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. David Flanery, Senior Vice President of Finance (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. David Flanery
J. David Flanery
Senior Vice President of Finance
(Principal Financial Officer)

November 12, 2002